UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

The South Financial Group, Inc. (“TSFG”) filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “10-Q”) on November 9, 2006. TSFG is a participant in the Securities and Exchange Commission’s voluntary XBRL (eXtensible Business Reporting Language) filing program. Accordingly, attached as Exhibit 100 to this Current Report on Form 8-K is a complete set of financial statements, excluding the notes to financial statements, from the 10-Q formatted in XBRL.

Pursuant to Rule 401 of Regulation S-T, users of this data are advised that the financial information contained in the XBRL-related documents is unaudited and that these are not the official publicly filed financial statements of TSFG. The purpose of submitting these XBRL-related documents is to test the related format and technology. As a result, investors should continue to rely on the official filed version of the furnished documents and not rely on the information in this Current Report on Form 8-K, including Exhibit 100, in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit 100

The following materials from The South Financial Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006, formatted in XBRL: (i) Consolidated Statements of Income, (ii) Consolidated Balance Sheets, (iii) Consolidated Statements of Cash Flows, and (iv) Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The South Financial Group, Inc.
December 29, 2006	By: /s/ William P. Crawford, Jr.
William P. Crawford, Jr. Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-100.INS	XBRL Instance Document
EX-100.SCH	XBRL Taxonomy Extension Schema Document
EX-100.SCH.1	XBRL Taxonomy Extension Schema Document
EX-100.CAL	XBRL Taxonomy Extension Calculation Linkbase Dcoument
EX-100.LAB	XBRL Taxonomy Extension Label Linkbase Document
EX-100.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

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